Exhibit 99.2

The Scottdale Bank and Trust Company

Unaudited Balance Sheets

	September 30,	December 31,
(Dollars in Thousands)	2017	2016
ASSETS
Cash and due from banks	$12,005	$7,160
Interest-bearing deposits in banks	-	98
Federal funds sold	18,976	9,384
Total cash and cash equivalents	30,981	16,642

Certificates of deposit	2,750	2,750
Investment securities available for sale	78,042	77,282
Investment securities held to maturity
(fair value of $88,182 and $100,019)	87,889	100,558

Loans	65,722	63,379
Less allowance for loan losses	(541)	(553)
Net loans	65,181	62,826

Premises and equipment	1,279	1,286
Regulatory bank stock	97	100
Other real estate owned	385	387
Accrued interest receivable and other assets	1,522	1,645

TOTAL ASSETS	$268,126	$263,476

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$49,622	$44,310
Interest-bearing demand deposits	23,909	20,542
Savings and money market deposits	140,153	145,280
Time deposits	5,301	5,853
Total deposits	218,985	215,985

Accrued interest payable and other liabilities	2,329	2,208
TOTAL LIABILITIES	221,314	218,193

STOCKHOLDERS' EQUITY
Common stock - authorized, 200,000 shares of $2.50 par value;
53,950 shares issued as of September 30, 2017 and December 31, 2016;
50,718 shares outstanding as of September 30, 2017 and December 31, 2016	135	135
Surplus	1,200	1,200
Retained earnings	44,894	44,130
Accumulated other comprehensive income	2,353	1,588
Treasury stock - at cost, 3,232 shares as of September 30, 2017
and December 31, 2016	(1,770)	(1,770)
TOTAL STOCKHOLDERS' EQUITY	46,812	45,283

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$268,126	$263,476

See Notes to Unaudited Consolidated Financial Statements.

The Scottdale Bank and Trust Company

Unaudited Consolidated Income Statements

For the Nine Months Ending September 30, 2017 and 2016

	September 30,	September 30,
(Dollars in Thousands)	2017	2016
INTEREST AND DIVIDEND INCOME
Loans, including fees	$2,486	$2,439
Investment securities:
Taxable	1,190	1,158
Exempt from federal income tax	1,162	1,417
Interest-bearing deposits in banks	42	48
Federal funds sold	81	27
Total interest and dividend income	4,961	5,089

INTEREST EXPENSE ON DEPOSITS	382	388

NET INTEREST INCOME	4,579	4,701

Provision for loan losses	-	-

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,579	4,701

OTHER INCOME
Service fees on deposit accounts	191	204
Gains on investment securities	94	17
Other income	82	64
Total other income	367	285

OTHER EXPENSE
Salaries	2,269	2,185
Pension and other benefits	555	548
Occupancy and equipment	313	324
Pennsylvania bank shares tax	45	28
Charitable contributions	62	332
FDIC assessment	59	112
Professional fees	80	106
Computer services	86	87
Merger and acquisition expense	332	-
Loss on sale of other real estate owned	-	782
Other expenses	344	378
Total other expense	4,145	4,882

Income before income tax expense	801	104
Income tax expense	37	80

NET INCOME	$764	$24

EARNINGS PER SHARE	$15.06	$0.47

The Scottdale Bank and Trust Company

Unaudited Statements of Comprehensive Income

For the Nine Months Ending September 30, 2017 and 2016

	For the nine months
	ended September 30,
(Dollars in Thousands)	2017	2016

Net income	$764	$24

Components of other comprehensive income:

Unrealized gain on available-for-sale investment securities	1,253	956
Tax effect	(426)	(325)

Reclassification adjustment for gains realized in income	(94)	(17)
Tax effect	32	6

Total other comprehensive income	765	620

Total comprehensive income	$1,529	$644

See Notes to Unaudited Consolidated Financial Statements.

The Scottdale Bank and Trust Company

Unaudited Statements of Changes in Stockholders’ Equity

For the Nine Months Ending September 30, 2017 and 2016

				Accumulated
				Other
	Common		Retained	Comprehensive	Treasury
(Dollars in Thousands)	Stock	Surplus	Earnings	Income	Stock	Total

Balance, January 1, 2017	$135	$1,200	$44,130	$1,588	$(1,770)	$45,283

Net income	-	-	764	-	-	764
Other comprehensive income	-	-	-	765	-	765

Balance, September 30, 2017	$135	$1,200	$44,894	$2,353	$(1,770)	$46,812

Balance, January 1, 2016	$135	$1,200	$45,102	$1,095	$(1,770)	$45,762

Net income	-	-	24	-	-	24
Other comprehensive income	-	-	-	620	-	620

Balance, September 30, 2016	$135	$1,200	$45,126	$1,715	$(1,770)	$46,406

See Notes to Unaudited Consolidated Financial Statements.

The Scottdale Bank and Trust Company

Unaudited Statement of Cash Flows

	Nine months ended September 30,
(Dollars in Thousands)	2017	2016
OPERATING ACTIVITIES
Net income	$764	$24
Adjustments to reconcile net income to net cash provided
by operating activities:
Provision for loan losses	-	-
Depreciation	90	90
Amortization of discounts, premiums (net)	1,024	91
Security gains, net	(94)	(17)
Loss on sale of other real estate owned	-	783
Deferred income taxes	-	-
Decrease in accrued interest receivable and other assets	123	176
Increase in accrued interest payable and other liabilities	121	-
Other, net	(207)	(14)
Net cash provided by operating activities	1,821	1,133

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from calls, maturities and principal repayments	4,406	12,374
Purchases	(4,590)	(17,294)
Investment securities held to maturity:
Proceeds from calls, maturities and principal repayments	13,350	11,955
Purchases	(1,215)	(14,318)
Loan originations, net	(2,355)	(4,828)
Redemption (purchase) of regulatory stock	3	(2)
Proceeds from sale of other real estate owned	2	1,500
Purchase of premises and equipment	(83)	(61)
Net cash provided by (used for) investing activities	9,518	(10,674)

FINANCING ACTIVITIES
Net increase in deposits	3,000	3,922
Net cash provided by financing activities	3,000	3,922

Increase (decrease) in cash and cash equivalents	14,339	(5,619)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	16,642	29,477

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$30,981	$23,858

See Notes to Unaudited Consolidated Financial Statements.

The Scottdale Bank and Trust Company

Notes to (Unaudited) Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

Nature of Operations and Basis of Presentation

The Scottdale Bank and Trust Company (the "Bank") is a full-service commercial banking institution and provides a variety of financial services to individuals and corporate customers through its five offices located in Southwestern Pennsylvania. The Bank's primary deposit products are noninterest and interest-bearing checking accounts, savings accounts, and certificates of deposit. Its primary lending products are single-family and multi-family residential loans. The Bank is supervised by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and Securities.

Ownership

Lawrence Keister & Co., a Pennsylvania general partnership and related party, owned 25,804 shares, or 50.87 percent, of the Bank's outstanding stock as of September 30, 2017.

Use of Estimates

In preparing the financial statements, management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the Balance Sheet date and the reported amounts of revenues and expenses during the reporting periods. Therefore, actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, defined benefit pension liability, fair value of financial instruments, valuation of deferred tax assets, other-than-temporary impairment of securities, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

Investment Securities

All investments in debt and equity securities are to be classified into three categories. Securities which management has the positive intent and ability to hold until maturity are classified as held to maturity. Held-to-maturity securities are stated at cost, adjusted for amortization of premium and accretion of discount, computed on a level-yield basis. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. All other securities are classified as available-for-sale securities. Unrealized holding gains and losses for trading securities are included in earnings. Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as net of income taxes as a separate component of stockholders' equity until realized. At this time, management has no intention of establishing a trading securities classification.

Interest and dividends on securities are reported as interest income. Gains and losses realized on sales of securities represent the differences between net proceeds and carrying values determined by the specific identification method.

Securities are evaluated on a periodic basis and determine whether a decline in their value is other than temporary. For debt securities, management considers whether the present value of cash flow expected to be collected is less than the security’s amortized cost basis (the difference defined as the credit loss), the magnitude and duration of the decline, the reasons underlying the decline, and the Bank’s intent to sell the security or whether it is more likely than not that the Bank would be required to sell the security before its anticipated recovery in fair value, to determine whether the loss in value is other than temporary. Once a decline in fair value is determined to be other than temporary, if the investor does not intend to sell the security, and it is more likely than not that it will not be required to sell the security, before recovery of the security’s amortized cost basis, the charge to earnings is limited to the amount of credit loss. Any remaining difference between fair value and amortized cost (the difference defined as the non-credit portion) is recognized in other comprehensive income, net of applicable taxes. Otherwise, the entire difference between fair value and amortized cost is charged to earnings.

Regulating Bank Stock

Common stock of the Federal Home Loan Bank (“FHLB”) and Atlantic Community Bancshares, Inc. represents ownership in institutions which are wholly owned by other financial institutions. These equity securities are accounted for at cost and are classified as regulatory bank stock on the Balance Sheet.

The Bank is a member of the FHLB of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated for impairment as needed. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared with the capital stock amount and the length of time this situation has persisted, (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes on the customer base of the FHLB, and (d) the liquidity position of the FHLB. There was no impairment of the FHLB stock as of September 30, 2017.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are stated at their outstanding unpaid principal balances, net of any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due, unless the credit is well secured and in the process of collection or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level considered adequate to absorb losses inherent in the portfolio. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective, since it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans and leases.

Advertising

The Bank expenses advertising costs as incurred. Advertising expense was $31,000 and $41,000 for the nine months ended September 30, 2017 and 2016, respectively, and is included in other expense on the Statements of Income.

Premises and Equipment

Land is carried at cost. Premises and equipment, which include leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which consist of 3 to 20 years for furniture, fixtures, and equipment and 3 to 40 years for office buildings and improvements. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining terms of the related leases or the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

Other Real Estate Owned (“OREO”)

Real estate acquired in satisfaction of a loan is reported in other real estate owned on the Balance Sheet.

Properties acquired by foreclosure or deed in lieu of foreclosure are transferred to OREO and recorded at fair value less estimated costs to sell. Initial write-downs recorded when properties are transferred to OREO are recorded as reductions of the allowance for loan losses. Costs to maintain the assets, subsequent write-downs to reflect declines in the fair value of the property, and subsequent gains and losses attributable to their disposal are included in other income and expenses.

Trust Department

Assets held by the Bank in fiduciary or agency capacities for its customers are not included in the accompanying Balance Sheets since such items are not assets of the Bank. In accordance with industry practice, fees are recorded on a cash basis and approximate the fees which would have been recognized on the accrual basis.

Income Taxes

The Bank uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings Per Share

Earnings per share are calculated on the basis of the weighted-average number of shares outstanding. The weighted-average number of shares outstanding was 50,718 for the nine months ended September 30, 2017 and 2016.

Reclassification of Comparative Amounts

Certain comparative amounts for the prior period may have been reclassified to conform to current-year classifications. Such classifications had no effect on net income or stockholders’ equity.

Comprehensive Income

The Bank is required to present comprehensive income in a full set of general-purpose financial statements for all periods presented. Other comprehensive income comprises unrealized gains and losses on the available-for-sale securities portfolio and the change in the unrecognized pension cost.

Note 2. Investment Securities

The amortized cost, gross unrealized gains and losses, and fair value of investment securities available for sale, at September 30, 2017 and December 31, 2016, are summarized as follows:

	September 30, 2017
		Gross	Gross
(Dollars in Thousands)	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. treasury securities	$2,999	$-	$(3)	$2,996
U.S. government agency securities	9,746	10	(26)	9,730
Corporate securities	57,928	263	(216)	57,975

Total debt securities	70,673	273	(245)	70,701

Equity securities	930	6,411	-	7,341

Total	$71,603	$6,684	$(245)	$78,042

	December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. treasury securities	$2,998	$2	$(1)	$2,999
U.S. government agency securities	10,257	21	(29)	10,249
Corporate securities	57,818	91	(563)	57,346

Total debt securities	71,073	114	(593)	70,594

Equity securities	930	5,758	-	6,688

Total	$72,003	$5,872	$(593)	$77,282

The amortized cost, gross unrealized gains and losses, and fair value of investment securities held to maturity, at September 30, 2017 and December 31, 2016, are summarized as follows:

September 30, 2017
(Dollars in Thousands)		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of states and political subdivisions	$87,889	$494	$(201)	$88,182

December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of states and political subdivisions	$100,558	$238	$(777)	$100,019

The Bank reviews its position quarterly and asserts that at September 30, 2017, the declines outlined in the previous tables represent temporary declines and the Bank does not intend to sell and does not believe it will be required to sell these securities before recovery of their cost basis, which may be at maturity for debt securities. At September 30, 2017, the Bank had 123 investment securities that were in an unrealized loss position.

For debt securities that are not deemed to be credit impaired, management performs additional analysis to assess whether it intends to sell or would more likely than not be required to sell the investment before the expected recovery of the amortized cost basis. Management has asserted that is has no intent to sell and that it believes it is more likely than not that it will not be required to sell the investment before recovery of its amortized cost basis. Similarly, for equity securities, management considers the various factors described above, including its intent and ability to hold the equity security for a period of time sufficient for recovery to amortized cost. Where management lacks that intent or ability, the security’s decline in fair value is deemed to be other than temporary and is recorded in earnings.

For debt securities, a critical component of the evaluation for other-than-temporary impairment is the identification of credit impaired securities where management does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. Where management deems the security to be other-than-temporarily impaired based upon the above factors and the duration and extent to which the fair value has been less than cost, the inability to forecast a recovery in fair value, and other factors concerning the issuers in the pooled security, the decline is recorded in earnings.

The Bank has concluded that the unrealized losses disclosed above are not other than temporary but are the result of interest rate changes, sector credit ratings changes, or Bank-specific ratings changes that are not expected to result in the non-collection of principal and interest during the period.

The amortized cost and fair value of debt securities at September 30, 2017, by contractual maturity, are shown below. Expected maturities for mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

	Available for Sale		Held to Maturity
(Dollars in Thousands)	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in one year or less	$6,761	$6,761	$17,208	$17,218
Due after one year through five years	53,678	53,742	61,269	61,548
Due after five years	11,164	17,539	9,412	9,416

Total	$71,603	$78,042	$87,889	$88,182

There were no sales of investment securities during the nine months ended September 30, 2017 or 2016. Scottdale recorded gross securities gains of $94,000 and $17,000 for the nine months ended September 30, 2017 and 2016, respectively, with such gains resulting from investment calls and proceeds received on securities for which Scottdale, in previous years, had recorded other-than-temporary impairment charges.

Investment securities with a carrying value of $11,741,000 and $10,766,000 at September 30, 2017 and December 31, 2016, respectively, were pledged for either fiduciary powers or to secure public deposits and for other purposes as provided by law.

Note 3. Loans

The Bank grants mortgage, commercial, and installment loans, which are the primary loan portfolio segments to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout Southwestern Pennsylvania. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Major classifications of loans are summarized as follows as of September 30, 2017 and December 31 2016:

(Dollars in Thousands)	September 30,	December 31,
	2017	2016
Real estate:
Residential	$31,273	$31,641
Commercial	25,372	27,151
Commercial	3,280	3,015
Installment	5,797	1,572
	65,722	63,379
Less: Allowance for loan losses	(541)	(553)

Net loans	$65,181	$62,826

Note 4.  Allowance for Loan Losses

The allowance for loan losses consists of specific, general, and unallocated components. The specific component relates to loans that are evaluated solely based on delinquency and assessed a specific reserve by management. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value, if the loan is considered to be collateral-dependent) of the impaired loan is lower than the carrying amount of that loan. The general component covers current loans and is based on historical loss experience adjusted for qualitative factors. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the residential real estate portfolio; (ii) the commercial real estate portfolio; (iii) the commercial portfolio; (iv) the installment portfolio; and (v) the unallocated portion. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

During 2017, the activity in the allowance for loan losses as noted below corresponds with the increases and decreases in each respective portfolio. There were no changes in qualitative or historical loss factors during the year.

Changes in the allowance for loan losses by portfolio segment as of and for the periods ended September 30, 2017 and September 30, 2016 are as follows:

	Residential	Commercial
(Dollars in Thousands)	Real Estate	Real Estate	Commercial	Installment	Unallocated	Total

Beginning balance at January 1, 2017	$238	$273	$20	$17	$5	$553

Provision	(4)	(30)	-	36	(2)	-
Charge-offs	-	(11)	-	(2)	-	(13)
Recoveries	-	-	-	1	-	1

Ending balance at September 30, 2017	$234	$232	$20	$52	$3	$541

	Residential	Commercial
	Real Estate	Real Estate	Commercial	Installment	Unallocated	Total

Beginning balance at January 1, 2016	$232	$240	$15	$18	$251	$756

Provision	-	-	-	-	-	-
Charge-offs	-	-	-	-	-	-
Recoveries	-	-	-	2	-	2

Ending balance at September 30, 2016	$232	$240	$15	$20	$251	$758

The following is a table that segregates the allowance for loan losses and loan portfolio by portfolio segment into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment as of September 30, 2017 and December 31, 2016:

(Dollars in Thousands)	Residential	Commercial
September 30, 2017	Real Estate	Real Estate	Commercial	Installment	Unallocated	Total
Allowance for loan losses:

Ending balance: collectively
evaluated for impairment	$234	$232	$20	$52	$3	$541
Ending balance: individually
evaluated for impairment	-	-	-	-	-	-

Ending balance	$234	$232	$20	$52	$3	$541
Loans:

Ending balance: collectively
evaluated for impairment	$31,273	$24,642	$3,280	$5,797		$64,992

Ending balance: individually
evaluated for impairment	-	730	-	-		730

Ending balance	$31,273	$25,372	$3,280	$5,797		$65,722

	Residential	Commercial
December 31, 2016	Real Estate	Real Estate	Commercial	Installment	Unallocated	Total
Allowance for loan losses:

Ending balance: collectively
evaluated for impairment	$238	$273	$20	$17	$5	$553
Ending balance: individually
evaluated for impairment	-	-	-	-	-	-

Ending balance	$238	$273	$20	$17	$5	$553
Loans:

Ending balance: collectively
evaluated for impairment	$31,641	$26,857	$2,936	$1,572		$63,006

Ending balance: individually
evaluated for impairment	-	294	79	-		373

Ending balance	$31,641	$27,151	$3,015	$1,572		$63,379

Impaired Loans

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either their present value of expected future cash flows discounted at the loans effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

Large groups of smaller-balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Information with respect to impaired loans as of and for the nine months ended September 30, 2017 and 2016, and the twelve months ended December 31, 2016, is as follows:

(Dollars in Thousands)	Impaired Loans with Specific Allowance		Impaired Loans with No Specific Allowance	Total Impaired Loans
	Recorded Investment	Related Allowance	Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Interest Income Recognized
September 30, 2017
Commercial real estate	$-	$-	$730	$730	$730	$16
Commercial	-	-	-	-	-	-
	$-	$-	$730	$730	$730	$16

	Impaired Loans with Specific Allowance		Impaired Loans with No Specific Allowance	Total Impaired Loans
	Recorded Investment	Related Allowance	Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Interest Income Recognized
December 31, 2016
Commercial real estate	$-	$-	$294	$294	$594	$23
Commercial	-	-	79	79	26	-
	$-	$-	$373	$373	$620	$23

	Impaired Loans with Specific Allowance		Impaired Loans with No Specific Allowance	Total Impaired Loans
	Recorded Investment	Related Allowance	Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Interest Income Recognized
September 30, 2016
Commercial real estate	$-	$-	$658	$658	$658	$-
Commercial	-	-	-	-	-	-
	$-	$-	$658	$658	$658	$-

Credit Quality Information

The following table includes an aging analysis of the recorded investment of past-due financing receivables as of September 30, 2017 and December 31, 2016:

(Dollars in Thousands)	Current	30-89 Days Past Due	90 Days + Past Due	Total Loans	90 Days + Past Due and Still Accruing
September 30, 2017

Residential real estate	$30,138	$598	$537	$31,273	$148
Commercial real estate	23,458	1,184	730	25,372	-
Commercial	3,280	-	-	3,280	-
Installment	5,779	9	9	5,797	-
Total	$62,655	$1,791	$1,276	$65,722	$148

	Current	30-89 Days Past Due	90 Days + Past Due	Total Loans	90 Days + Past Due and Still Accruing
December 31, 2016

Residential real estate	$30,513	$770	$357	$31,640	$228
Commercial real estate	26,462	395	294	27,151	-
Commercial	2,937	-	79	3,016	70
Installment	1,565	7	-	1,572	-
Total	$61,477	$1,172	$730	$63,379	$298

The following is a table of nonaccrual loans by portfolio segment as of September 30, 2017 and December 31, 2016:

(Dollars in Thousands)	September 30, 2017	December 31, 2016

Residential real estate	$389	$129
Commercial real estate	730	294
Commercial	9	9

Total	$1,128	$432

The nonperforming classification is based solely on delinquency levels. Nonperforming loans include loans that are on nonaccrual or loans that are contractually past due 90 days or more on interest or principal payments.

Troubled Debt Restructuring (“TDR”)

Consistent with accounting and regulatory guidance, the Bank recognizes a TDR when the Bank, for economic or legal reasons related to a borrower's financial difficulties, grants a concession to the borrower that would not normally be considered. Regardless of the form of concession granted, the Bank's objective in offering a TDR is to increase the probability of repayment of the borrower's loan.

To be considered a TDR, both of the following criteria must be met:

• The borrower must be experiencing financial difficulties; and

• The Bank, for economic or legal reasons related to the borrower's financial difficulties, grants a concession to the borrower that would not otherwise be considered.

As of September 30, 2017 and December 31, 2016, the Bank did not have any TDRs, nor did it have any TDRs within the last period where a concession had been made that then defaulted.

Note 5.  Premises and Equipment

Major classifications of premises and equipment are summarized as follows as of September 30, 2017 and December 31, 2016:

	September 30,	December 31,
(Dollars in Thousands)	2017	2016

Land	$270	$270
Buildings and improvements	2,512	2,429
Furniture, fixtures, and equipment	1,986	1,986
	4,768	4,685
Less accumulated depreciation	(3,489)	(3,399)

Total	$1,279	$1,286

Depreciation charged to operations was $90,000 for each of the nine months ended September 30, 2017 and 2016.

Note 6. Deposits

The scheduled maturities of time deposits at September 30, 2017, are as follows:

(Dollars in Thousands)	Time deposits

Scheduled maturity in one year or less	$2,142
Scheduled maturity after one year through three years	3,159
Scheduled maturity after three years	-

Total	$5,301

Note 7. Commitments and Contingencies

In the normal course of business, there are various outstanding commitments to extend credit that are not reflected in the accompanying Balance Sheet and represent financial instruments with off-balance sheet risk. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheet. The same credit policies are used in making commitments and conditional obligations as for on-balance sheet instruments. Generally, collateral is required to support financial instruments with credit risk.

The off-balance sheet commitments consisted of commitments to extend credit of approximately $13,661,000 and standby letters of credit totaling $62,000 as of September 30, 2017.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments consist primarily of mortgage loan originations, credit cards, and lines of credit.

The exposure to loss under these commitments is limited by subjecting them to credit approval and monitoring procedures. Substantially all commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of the loan funding. Management assesses the credit risk associated with certain commitments to extend credit in determining the level of the allowance for loan losses.

Note 8. Income Taxes

The provision for income taxes consists of the following:

	September 30,	September 30,
(Dollars in Thousands)	2017	2016

Current expense	$37	$80
Deferred	-	-

Total	$37	$80

The deferred tax assets and deferred tax liabilities recorded on the Balance Sheet as of September 30, 2017 and December 31, 2016, are as follows:

	September 30,	December 31,
(Dollars in Thousands)	2017	2016

Deferred tax assets:
Allowance for loan losses	$78	$78
Alternative minimum tax credits	939	939
Pension liability	977	977
Charitable contribution carryforward	803	803
Net operating loss carryover	1,075	1,075
Other	183	183

Gross deferred tax assets	4,055	4,055

Deferred tax valuation allowance	(1,878)	(1,878)

Total deferred tax assets	2,177	2,177

Deferred tax liabilities:
Pension expense	(255)	(255)
Premises and equipment	(39)	(39)
Net unrealized gain on investment
securities available for sale	(2,189)	(1,795)

Total deferred tax liabilities	(2,483)	(2,089)

Net deferred tax (liability) asset	$(306)	$88

Included in the table above is a deferred tax asset related to charitable contributions made by the Bank in prior years that began to expire during 2012 as the Bank was unable to generate sufficient taxable income to deduct the contributions. As such, management has established a valuation allowance against this deferred tax asset as of September 30, 2017 and December 31, 2016, in the amount of $803,000.

The Bank also has a net operating loss (“NOL”) carryforward that will begin to expire in 2030 of which a valuation allowance against this deferred tax asset was established in the amount of $1,075,000 as of September 30, 2017 and December 31, 2016. The alternative minimum tax (“AMT”) credits have an indefinite carryforward period.

U.S. generally accepted accounting principles prescribe a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Bank recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Statements of Income. The Bank’s federal and PA shares tax returns for taxable years through 2013 have been closed for purposes of examination by the Internal Revenue Service and the Pennsylvania Department of Revenue.

Note 9.  Accumulated Other Comprehensive Income

The following table presents the changes in accumulated other comprehensive income by component, net of tax, as of September 30, 2017:

(Dollars in Thousands)	Net Unrealized Gain	Net Unrecognized
	on Securities	Pension Costs	Total

Accumulated other comprehensive income (loss), January 1, 2017	$3,484	$(1,896)	$1,588

Other comprehensive income (loss) before reclassification	827	-	827
Amounts reclassified	(62)	-	(62)

Accumulated other comprehensive income (loss), September 30, 2017	$4,249	$(1,896)	$2,353

The following table presents the amounts reclassified out of accumulated other comprehensive income for the nine months ended September 30, 2017:

Details About Amounts
Reclassified from Accumulated	September 30,	Affected Line on
Other Comprehensive Income	2017	the Statements of Income

Unrealized gain on available-for-sale securities	$(94)	Gains on investment security calls
	32	Income tax expense
	$(62)	Net of tax

Note 10. Employee Benefits

Defined Benefit Plan

The Bank offers a noncontributory defined benefit pension plan (the “Plan”) covering all eligible employees. The Bank’s policy is to fund pension benefits as accrued. The Plan’s assets are primarily invested in corporate equity securities; the valuations of which are subject to market fluctuations.

The Plan’s funds are managed and held in trust by the Bank’s Trust Division. The investment objective and strategy for investing Plan assets call for a “Moderate Growth Income Objective.” This objective provides for a preservation of the principal’s purchasing power and moderate income. The investment policies of the Plan trustees prohibit the use of derivatives. In addition, the Plan’s assets are diversified appropriately across different sections.

The following table sets forth the Plan’s funded status and amounts recognized as of September 30, 2017 and December 31, 2016 as of the most recent actuarial evaluation date of December 31, 2016:

December 31,
(Dollars in Thousands)	2016

Change in projected benefit obligation:
Projected benefit obligation at beginning of year	$8,074
Service cost	274
Interest cost	340
Benefit payments	(17)
Actuarial (gain) loss	410
Projected benefit obligation at end of period	9,081

Change in Plan assets:
Fair value of Plan assets at beginning of year	6,176
Return on Plan assets	351
Benefit payments	(17)
Employer contribution	450
Fair value of Plan assets at end of period	6,960

Funded status	(2,121)

Unrecognized actuarial loss	2,872
Unrecognized prior service cost	-

Accrued pension cost	$751

401(k) Plan

The Bank has a 401(k) plan that covers substantially all employees. The plan provides for employer-matching contributions of 25 percent of employee contributions.

Note 11.  Regulatory Matters

Cash Requirements

The Federal Reserve Bank requires the Bank to maintain certain average reserve balances. The balance of these reserves is included in cash and due from banks on the Balance Sheet.

Loans

The Bank does not have outstanding borrowings with any institution as of September 30, 2017. Sources of credit used by the Bank throughout the year for operational purposes are the Federal Reserve Bank discount window borrowings and funds available through credit line arrangements with the FHLB. An FHLB line of credit of $10,000,000 is available to the Bank and is subject to annual renewal. This line of credit is secured by a blanket security agreement on qualifying residential mortgages and the Bank’s investment in FHLB stock. At September 30, 2017, the Bank did not have a maximum borrowing capacity established with the FHLB.

Dividends

The Bank is subject to legal limitations on the amount of dividends that can be paid to the stockholders. The Pennsylvania Banking Code restricts the payment of dividends, generally to the extent of its retained earnings.

Capital Requirements

Federal regulations require the Bank to maintain minimum amounts of capital. Specifically, the Bank is required to maintain minimum amounts and ratios of total common equity Tier 1, and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average total assets. Management believes, as of September 30, 2017, that the Bank met all capital adequacy requirements to which it is subject.

As of September 30, 2017, the Bank was considered to be well capitalized under the regulatory framework for prompt corrective action. To be classified as a well-capitalized financial institution, as of September 30, 2017, total risk-based, Tier 1 risk-based, common equity Tier 1 capital, and Tier 1 leverage capital ratios must be at least 10 percent, 8 percent, 6.5 percent, and 5 percent, respectively.

The following table sets forth the Bank’s capital position and minimum requirements as of September 30, 2017 and December 31, 2016.

	September 30,		December 31,
(Dollars in Thousands)	2017		2016
	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)

Actual	$47,885	30.94%	$46,839	31.34%
For capital adequacy purposes	12,380	8.00	11,957	8.00
To be well capitalized	15,475	10.00	14,946	10.00

Tier 1 capital (to risk-weighted assets)

Actual	$44,459	28.73%	$43,695	29.23%
For capital adequacy purposes	9,285	6.00	8,968	6.00
To be well capitalized	12,380	8.00	11,957	8.00

Common equity Tier 1 capital (to risk-weighted assets)

Actual	$44,459	28.73%	$43,695	29.23%
For capital adequacy purposes	6,964	4.50	6,726	4.50
To be well capitalized	10,059	6.50	9,715	6.50

Tier 1 capital (to average assets)

Actual	$44,459	16.95%	$43,695	16.58%
For capital adequacy purposes	10,491	4.00	10,540	4.00
To be well capitalized	13,113	5.00	13,175	5.00

Note 11. Fair Value Measurements

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels defined by U.S. generally accepted accounting principles are as follows:

Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:

Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

The following table presents the assets reported on the Balance Sheet at their fair value on a recurring as of September 30, 2017 and December 31, 2016, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2017
(Dollars in Thousands)	Carrying	Fair
	Value	Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$30,981	$30,981	$30,981	$-	$-
Investment securities:
Available for sale	78,042	78,042	7,341	70,701	-
Held to maturity	87,889	92,951	-	92,951	-
Net loans	65,181	66,564	-	-	66,564
Accrued interest receivable	1,377	1,377	1,377	-	-
Regulatory bank stock	97	97	97	-	-
Financial liabilities:
Deposits	$218,985	$219,068	$213,684	$-	$5,384
Accrued interest payable	8	8	8	-	-

	December 31, 2016
	Carrying	Fair
	Value	Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$16,642	$16,642	$16,642	$-	$-
Investment securities:
Available for sale	77,282	77,282	6,688	70,594	-
Held to maturity	100,558	100,019	-	100,019	-
Net loans	62,826	64,169	-	-	64,169
Accrued interest receivable	1,357	1,357	1,357	-	-
Regulatory bank stock	100	100	100	-	-
Financial liabilities:
Deposits	$215,985	$216,096	$210,132	$-	$5,964
Accrued interest payable	8	8	8	-	-

Securities

Fair values for securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges or matrix pricing, which is a mathematical technique which is widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark-quoted securities.

The estimated fair values of the Bank’s financial instruments at September 30, 2017 and December 31, 2016 are as follows:

	September 30, 2017

(Dollars in Thousands)	Level I	Level II	Level III	Total
Assets measured on a recurring basis:
Investment securities available for sale:
U.S. treasury securities	$-	$2,996	$-	$2,996
U.S. government agency securities	-	9,730	-	9,730
Corporate securities	-	57,975	-	57,975
Equity securities - financial institutions	7,341	-	-	7,341

Total	$7,341	$70,701	$-	$78,042

	December 31, 2016
	Level I	Level II	Level III	Total
Assets measured on a recurring basis:
Investment securities available for sale:
U.S. treasury securities	$-	$2,999	$-	$2,999
U.S. government agency securities	-	10,249	-	10,249
Corporate securities	-	57,346	-	57,346
Equity securities - financial institutions	6,688	-	-	6,688

Total	$6,688	$70,594	$-	$77,282

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. Since many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

Since certain assets, such as deferred tax assets and premises and equipment, are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Bank.

Cash and Cash Equivalents, Accrued Interest Receivable, and Accrued Interest Payable

The carrying amount is a reasonable estimate of the fair value.

Investment Securities

The fair value of investment securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

The Bank utilizes a third-party source to determine the fair value of its fixed income securities. The methodology consists of pricing models based on asset class and includes available trade, bid, other market information, broker quotes, proprietary models, various databases, and trading desk quotes.

Net Loans

The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.

Regulatory Bank Stock

The carrying amount is a reasonable estimate of fair value because it is a restricted investment and its value is determined by the ultimate recoverability of the par value.

Deposits

The fair values of certificates of deposit are based on the discounted value of contractual cash flows. The discount rates are estimated using rates currently offered for similar instruments with similar remaining maturities. Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end.

Off-Balance Sheet Commitments

The carrying amount is a reasonable estimate of fair value.